Exhibit 99.1

FOR IMMEDIATE RELEASE

Frontier Communications Announces Sale of Operations
 in Washington, Oregon, Idaho, and Montana

NORWALK, Conn., May 29, 2019 -- Frontier Communications Corporation (NASDAQ: FTR) today announced it has entered into a definitive agreement to sell its operations and all associated assets in Washington, Oregon, Idaho, and Montana to WaveDivision Capital, LLC (WDC) in partnership with Searchlight Capital Partners, LLC (Searchlight) for $1.352 billion in cash subject to certain closing adjustments.

Frontier’s operations in these states serve more than 350,000 residential and commercial customers as of March 31, 2019 and account for $619 million of revenue, $46 million of net income and $272 million of Adjusted EBITDA1 for the twelve months ending March 31, 2019. The transaction is subject to regulatory approvals and other customary closing conditions, with closing anticipated to occur within one year.

“The sale of these properties reduces Frontier’s debt and strengthens liquidity,” said Dan McCarthy, Frontier President and Chief Executive Officer. “We are pleased to have a buyer with extensive experience building and operating advanced fiber-based communications assets in these regions. We will be working very closely with the new owners to ensure a smooth, successful transition for our customers and the communities we serve.”

WDC, headed by broadband entrepreneur Steve Weed, is based in Kirkland, Washington, and brings extensive technical, organizational, and management experience in building and operating residential and business next-generation fiber networks.

“We are excited to be partnering with Searchlight on this opportunity to acquire Frontier’s operations in the Northwest,” said Steve Weed, CEO of WDC, and Founder and former CEO of Wave Broadband. “We have a proven track record of customer satisfaction by providing fast, reliable internet connectivity combined with great service and support. Having grown up in the Northwest, I’m excited to be able to continue to serve my community through this new venture.”

“Searchlight is pleased to have reached this agreement with Frontier,” said Eric Zinterhofer, Founding Partner of Searchlight. “We are excited to partner with Steve and his team, who have an outstanding track record of building best-in-class fiber networks, and who will enable us to accelerate the deployment of superior next generation products for our residential and business customers.”

Additional Transaction Details

Frontier will continue to operate the business and serve customers with existing products and services until the transaction closes. WDC and Searchlight have formed a new company to operate the business and honor existing customer commitments and contracts after the transaction closes. Under the terms of the transaction, Frontier will receive $1.352 billion in cash at closing subject to certain adjustments, including working capital as compared to an agreed target, and certain pension and retiree medical liabilities. Frontier has also agreed to provide certain transition services to the new ownership group following the closing.

The transaction is subject to regulatory approvals by the Federal Communications Commission, the U.S. Department of Justice, the Committee on Foreign Investment in the United States (CFIUS), applicable state regulatory agencies, and certain local video franchise authorities.

Frontier was advised by Evercore and Cravath, Swaine & Moore LLP. WDC and Searchlight were advised by Bank of America, Credit Suisse, and Deutsche Bank and Paul, Weiss, Rifkind, Wharton & Garrison LLP.

1 See “Non-GAAP Measures” for a description of this measure and its calculation. See Appendix A for a reconciliation to net income/(loss).

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Page 2 - Frontier Communications Announces Sale of Operations in Washington, Oregon, Idaho and Montana

Additional Details of Frontier Operations

Across the four states, Frontier’s network passes 1.7 million residential and business locations, of which approximately 500,000 are fiber-to-the-premises capable. As of March 31, 2019, Frontier served approximately 150,000 fiber broadband, 150,000 copper broadband and 35,000 video connections in these states.

About Frontier Communications

Frontier Communications Corporation (NASDAQ: FTR) is a leader in providing communications services to urban, suburban, and rural communities in 29 states. Frontier offers a variety of services to residential customers over its fiber-optic and copper networks, including video, high-speed internet, advanced voice, and Frontier Secure® digital protection solutions. Frontier Business™ offers communications solutions to small, medium, and enterprise businesses. More information about Frontier is available at www.frontier.com.

About WaveDivision Capital

Founded in 2003 by broadband entrepreneur Steve Weed, WaveDivision Capital (“WDC”), headquartered in Kirkland, WA, is a private investment firm focused on the broadband industry. Steve was founder and CEO of Wave Broadband, and the managing directors of WDC, Harold Zeitz and Wayne Schattenkerk, were formerly the President and CFO, respectively, of Wave Broadband, which grew to one of the largest broadband companies on the West coast, until its multi-billion dollar sale in 2018. WDC’s goal is to bring better internet connections to more homes and businesses throughout North America. WDC’s current investments include Hargray Communications, Xplornet Communications, MetroNet, and RCN/Wave/Grande. You can learn more about WDC at www.wavedc.com.

About Searchlight Capital Partners

Searchlight is a global private investment firm with offices in New York, London and Toronto. Searchlight seeks to invest in business where their long-term capital and strategic support accelerate value creation for all stakeholders. For more information, please visit www.searchlightcap.com.

Non-GAAP Financial Measures

Frontier uses certain non-GAAP financial measures in evaluating its performance, including EBITDA and Adjusted EBITDA, each of which is described below. Management uses these non-GAAP financial measures internally to (i) assist in analyzing Frontier's underlying financial performance from period to period, (ii) analyze and evaluate strategic and operational decisions, (iii) establish criteria for compensation decisions, and (iv) assist in the understanding of Frontier's ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding Frontier’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures (i) provide a more comprehensive view of Frontier’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation, and planning decisions and (iii) present measurements that investors and rating agencies have indicated to management are useful to them in assessing Frontier and its results of operations.

A reconciliation of these measures to the most comparable financial measures calculated and presented in accordance with GAAP is included in the accompanying tables. These non-GAAP financial measures are not measures of financial performance or liquidity under GAAP, nor are they alternatives to GAAP measures and they may not be comparable to similarly titled measures of other companies. EBITDA is defined as net income (loss) less income tax expense (benefit), interest expense, investment and other income, and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenue.  Adjusted EBITDA is defined as EBITDA, as described above, adjusted to exclude certain pension/OPEB expenses, restructuring costs and other charges, stock-based compensation expense, goodwill impairment charges, and certain other non-recurring items. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by total revenue.

Management uses EBITDA and adjusted EBITDA to assist it in comparing performance from period to period and as measures of operational performance. Management believes that these non-GAAP measures provide useful information for investors in evaluating Frontier’s operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, among other factors, these non-GAAP financial measures have certain shortcomings. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

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Page 3 - Frontier Communications Announces Sale of Operations in Washington, Oregon, Idaho and Montana

Forward-Looking Statements

This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to Frontier’s future prospects, developments and business strategies, as well as Frontier’s sale of operations and associated assets to WDC. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.

Many factors and uncertainties relating to the proposed transaction, our operations and our business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of these factors could cause our actual results or the impact of the acquisition to differ materially from those expressed or implied in writing in any forward-looking statements made by Frontier or on its behalf. Such factors related to the completion and impact of the proposed transaction include, but are not limited to, statements related to the amount of cash Frontier will receive at closing, the ability of the parties to obtain regulatory approvals and meet other closing conditions, and Frontier’s strategy to reduce debt and operate its ongoing business.

For additional information on other factors related to Frontier’s business that could cause our actual results to differ materially from expected results, please see our filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2018 and any subsequent reports on Forms 10-Q and 8-K.

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APPENDIX A

Frontier Communications Corporation
Washington, Oregon, Montana and Idaho

Reconciliation of Non-GAAP Financial Measures
(unaudited)

				Trailing 12 months
	For the quarter ended		For the year ended	As of
($ in millions)	March 31, 2019	March 31, 2018	December 31, 2018	March 31, 2019
EBITDA
Net income	$23	$22	$45	46
Add back
Income tax expense	7	7	14	14
Interest expense	-	-	1	1
Operating income	30	29	60	61

Depreciation and amortization	36	41	150	145
EBITDA	$66	$70	$210	206

Add back:
Pension/OPEB expense	2	2	7	7
Restructuring costs and other charges	1	1	1	1
Goodwill impairment	-	-	58	58
Adjusted EBITDA	$69	$73	$276	272

CONTACTS
Frontier Communications INVESTORS: Luke Szymczak Vice President, Investor Relations (203) 614-5044 luke.szymczak@ftr.com	Frontier Communications MEDIA: Javier Mendoza Vice President, Corporate Communications (562) 305-2345 javier.mendoza@ftr.com	Frontier Communications MEDIA: Brigid Smith Assistant Vice President, Communications (203) 614-5042 brigid.smith@ftr.com	WDC MEDIA: Phil Sgro (206) 264-2400 wavedc@rhstrategic.com